                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           Arrow Electronics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

ARROW ELECTRONICS, INC.
25 HUB DRIVE
MELVILLE, NEW YORK 11747

[Arrow Logo]

STEPHEN P. KAUFMAN
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                  April 16, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Arrow Electronics, Inc., which will be held on Wednesday, May 12, 1999 at 11:00 A.M., at the offices of the corporation, 25 Hub Drive, Melville, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

     The matters scheduled to be considered at the meeting are the election of directors, a proposal to adopt the Arrow Electronics, Inc. Chief Executive Officer 1999 Performance Bonus Plan, and the ratification of the appointment of Arrow's auditors.

     The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of Arrow. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

     Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience. You may also vote your shares by touchtone telephone from the U.S. and Canada by using the toll-free telephone number on your proxy card.

                                          Sincerely yours,
                                              /s/ Stephen P. Kaufman

                                               Stephen P. Kaufman
                                                 Chairman and Chief Executive
                                                 Officer

                            ARROW ELECTRONICS, INC.
                                  25 HUB DRIVE
                            MELVILLE, NEW YORK 11747
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1999
                            ------------------------

                                                                  April 16, 1999

To the Shareholders of
  Arrow Electronics, Inc.:

     The Annual Meeting of Shareholders of Arrow Electronics, Inc., a New York corporation ("Arrow"), will be held at the offices of the corporation, 25 Hub Drive, Melville, New York, on May 12, 1999 at 11:00 A.M., prevailing local time, for the following purposes:

     1.  To elect directors of Arrow for the ensuing year.

     2. To consider and act upon a proposal to approve the adoption of the Arrow Electronics, Inc. Chief Executive Officer 1999 Performance Bonus Plan.

     3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Arrow's independent auditors for the fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 26, 1999 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                                           By Order of the Board of Directors,

                                                    Robert E. Klatell
                                                        Secretary

                                   IMPORTANT
     Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed return envelope which has been provided for your convenience or vote your shares by touchtone telephone, whether or not you plan to attend the meeting. Your prompt response will assure a quorum and reduce solicitation expense.

                            ARROW ELECTRONICS, INC.
                                  25 HUB DRIVE

                            MELVILLE, NEW YORK 11747

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 12, 1999

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement, mailed to shareholders on April 16, 1999, is furnished in connection with the solicitation by the Board of Directors of Arrow Electronics, Inc., a New York corporation ("Arrow"), of proxies to be voted at the Annual Meeting of Shareholders to be held in Melville, New York on May 12, 1999, and any adjournments thereof, for the purposes set forth in the accompanying notice. Each proxy will be voted with respect to all shares represented by it in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors and in favor of the actions described by the proxy. Any proxy may be revoked at any time prior to exercise by written notice to the Secretary of Arrow by the person giving the proxy.

     The cost of soliciting proxies will be borne by Arrow. Solicitation of proxies is being made by Arrow through the mail, in person, and by telephone. In addition to regular employees of Arrow who may engage in such solicitation, Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of $7,500 plus expenses. Arrow will also request brokers and other nominees to forward soliciting materials to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their expenses in forwarding such materials.

     Only shareholders of record of Arrow's common stock at the close of business on March 26, 1999 are entitled to notice of and to vote at the meeting or any adjournments thereof. On March 26, 1999, Arrow had outstanding 95,750,948 shares of common stock.

     The following table sets forth certain information with respect to the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of Arrow as of March 26, 1999.

NAME AND ADDRESS                                               NUMBER OF SHARES     PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED     CLASS(1)
-------------------                                           ------------------    ----------
Sanford C. Bernstein & Co., Inc.                                13,021,564(2)          13.6%
767 Fifth Avenue
New York, New York 10153
Oppenheimer Capital                                             12,259,828(3)          12.8%
Oppenheimer Tower
World Financial Center
New York, New York 10281
Wellington Management Company, LLP                               7,036,500(4)           7.3%
75 State Street
Boston, Massachusetts 02109
Vanguard Windsor Funds -- Vanguard Windsor Fund                  6,893,700(5)           7.2%
Post Office Box 2600
Valley Forge, Pennsylvania 19482
Pioneer Investment Management, Inc.                              5,330,000(6)           5.6%
60 State Street
Boston, Massachusetts 02109
The Prudential Insurance Company of America                      4,872,614(7)           5.1%
751 Broad Street
Newark, New Jersey 07102

---------------
(1) Calculation is based upon shares of common stock outstanding as of March 26, 1999.

(2) Based upon a Schedule 13G dated February 5, 1999 filed with the Securities and Exchange Commission and reflects sole dispositive power with respect to 13,021,564 shares, sole voting power with respect to 6,927,756 shares, and shared voting power with respect to 1,419,417 shares beneficially owned by Sanford C. Bernstein & Co., Inc., a registered investment advisor.

(3) Based upon a Schedule 13G dated February 9, 1999 filed with the Securities and Exchange Commission and reflects shared voting power and shared dispositive power with respect to the shares beneficially owned by Oppenheimer Capital, a registered investment advisor.

(4) Based upon a Schedule 13G dated December 31, 1998 filed with the Securities and Exchange Commission and reflects shared dispositive power with respect to 7,036,500 shares and shared voting power with respect to 123,100 shares beneficially owned by Wellington Management Company, LLP, a registered investment advisor.

(5) Based upon a Schedule 13G dated February 11, 1999 filed with the Securities and Exchange Commission and reflects sole voting power and shared dispositive power with respect to the shares beneficially owned by Vanguard Windsor Funds -- Vanguard Windsor Fund, a registered investment company.

(6) Based upon a Schedule 13G dated January 8, 1999 filed with the Securities and Exchange Commission and reflects sole voting power and sole dispositive power with respect to the shares beneficially owned by Pioneer Investment Management, Inc., a registered investment advisor.

(7) Based upon a Schedule 13G dated February 1, 1999 filed with the Securities and Exchange Commission and reflects shared voting power and shared dispositive power with respect to 4,312,964 shares and sole voting power and sole dispositive power with respect to 559,650 shares beneficially owned by The Prudential Insurance Company of America, an insurance company and registered investment advisor.

     At March 26, 1999, all executive officers and directors of Arrow as a group were the beneficial owners of 6,479,314 shares (6.8%), including 1,937,569 shares held by the Arrow Electronics Stock Ownership Plan, of which Mr. Stephen
P. Kaufman, Mr. Robert E. Klatell, and Mr. John C. Waddell are the trustees, including shares allocated to the accounts of Messrs. Kaufman, Klatell, and Waddell (pursuant to certain regulations promulgated by the Securities and Exchange Commission, Messrs. Kaufman, Klatell, and Waddell may be deemed to have beneficial ownership of these shares by virtue of their shared power as trustees to vote such shares); options to purchase 3,294,280 shares granted under Arrow's Stock Option Plan or under stock option plans of companies acquired by Arrow and assumed by Arrow as part of the acquisition (of which 2,621,821 options are currently exercisable), including options to purchase 1,431,250 shares, 227,000 shares, 198,000 shares, 60,000 shares, and 145,000 shares granted to Mr. Kaufman, Mr. Francis M. Scricco, Mr. Klatell, Mr. Carlo Giersch, and Mrs. Betty Jane Scheihing, respectively (of which 1,337,500 options, 51,750 options, 171,750 options, 42,500 options, and 100,625 options, respectively, are currently exercisable); 769,184 shares awarded under Arrow's Restricted Stock Plan (of which 407,534 shares have vested and are not forfeitable), including 97,250 shares, 125,000 shares, 87,950 shares, 21,400 shares, and 32,000 shares awarded to Mr. Kaufman, Mr. Scricco, Mr. Klatell, Mr. Giersch, and Mrs. Scheihing, respectively (of which 85,250 shares, 26,750 shares, 70,000 shares, 8,450 shares, and 9,375 shares, respectively, have vested and are not forfeitable); options to purchase 114,000 shares granted under Arrow's Non-Employee Directors Stock Option Plan (of which 18,750 shares are currently exercisable and 24,750 shares are exercisable within 60 days from the date of this Proxy Statement); and 5,470 common stock units deferred under Arrow's Non-Employee Directors Deferral Plan.

                             ELECTION OF DIRECTORS

     The entire Board of Directors of Arrow is to be elected, and those persons elected will hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. Persons receiving a plurality of the votes cast at the meeting will be elected directors. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors. Proxies in the enclosed form will be voted for the election as directors of the eleven nominees named below. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the accompanying proxy reserve the right to substitute another person of their choice when voting at the meeting or any adjournment thereof. All of the nominees are currently directors of Arrow and were elected at Arrow's last annual meeting, with the exception of Barry W. Perry, who was appointed by the Board of Directors on January 25, 1999.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     MARCH 26, 1999      STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Daniel W. Duval           62    Vice Chairman of Robbins & Myers,     1987           24,340(1)        --%
                                Inc., a manufacturer of fluids
                                management systems, since January
                                1999, and President and Chief Ex-
                                ecutive Officer for more than five
                                years prior thereto; director of
                                Robbins & Myers, Inc. and National
                                City Bank of Dayton.
Carlo Giersch             61    Chairman of Spoerle Electronic,       1990          276,900(2)        .3%
                                Arrow's wholly-owned German
                                subsidiary, for more than five
                                years.
John N. Hanson            57    Vice Chairman of Harnischfeger        1997           20,846(1)        --%
                                Industries, Inc., a manufacturer
                                of equipment for mining, pulp and
                                papermaking, and material
                                handling, since November 1998,
                                President since June 1996, and
                                Chief Operating Officer since June
                                1995; President and Chief
                                Operating Officer of Joy Mining
                                Machinery prior thereto; director
                                of Harnischfeger Industries, Inc.
Stephen P. Kaufman        57    Chairman of the Board of Arrow        1983        3,466,069(3)       3.6%
                                since May 1994 and President and
                                Chief Executive Officer for more
                                than five years; director of
                                Polaroid Corporation.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     MARCH 26, 1999      STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Roger King                58    Executive Director of Orient          1995           22,140(1)        --%
                                Overseas (International) Limited,
                                an investment holding company,
                                with investments principally in
                                integrated containerized
                                transportation businesses, for
                                more than five years; Chairman and
                                Chief Executive Officer of ODS
                                System-Pro Holdings Limited, a re-
                                seller of computers and related
                                products and services, for more
                                than five years ending February
                                1996.
Robert E. Klatell         53    Executive Vice President of Arrow     1989        2,245,049(4)       2.3%
                                since November 1995, Senior Vice
                                President for more than five years
                                prior thereto, General Counsel and
                                Secretary for more than five
                                years, Chief Financial Officer
                                from January 1992 until April
                                1996, and Treasurer for more than
                                five years prior to April 1996.
Karen Gordon Mills        45    President of MMP Group Inc., a        1994           23,879(1)        --%
                                consulting firm, since January
                                1993; director of The Scotts
                                Company.
Barry W. Perry            52    President and Chief Operating         1999           15,065(5)        --%
                                Officer of Engelhard Cor-
                                poration, an environmental
                                technology, specialty chemical,
                                and engineered materials company,
                                since January 1997, Group Vice
                                President and General Manager from
                                1993 to 1997.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     MARCH 26, 1999      STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Richard S. Rosenbloom     66    David Sarnoff Professor of            1992           24,300(6)        --%
                                Business Administration at Harvard
                                Business School for more than five
                                years prior to July 1998 and
                                Professor Emeritus subsequent
                                thereto.
Robert S. Throop          61    Vice President of Arrow since         1994          191,842(7)        .2%
                                March 1995; Chairman and Chief
                                Executive Officer of Anthem
                                Electronics, Inc., an electronics
                                distributor acquired by Arrow in
                                November 1994, for more than five
                                years ending December 1996; direc-
                                tor of The Coast Distribution
                                System, The Manitowoc Company,
                                Inc., and Intelic Software
                                Solutions, Inc.
John C. Waddell           61    Vice Chairman of the Board of         1969        1,943,605(8)         2%
                                Arrow since May 1994 and Chairman
                                of the Board for more than five
                                years prior thereto.

---------------
(1) Includes shares owned individually, options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan, and common stock units deferred under Arrow's Non-Employee Directors Deferral Plan. See page 3.

(2) Includes shares owned individually, options to purchase shares granted under Arrow's Stock Option Plan, and shares awarded under Arrow's Restricted Stock Plan. See page 3.

(3) Includes options to purchase shares granted under Arrow's Stock Option Plan, shares awarded under Arrow's Restricted Stock Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

(4) Includes shares owned individually, options to purchase shares granted under Arrow's Stock Option Plan, shares awarded under Arrow's Restricted Stock Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

(5) Includes options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan and common stock units deferred under Arrow's Non-Employee Directors Deferral Plan. See page 3.

(6) Includes shares owned individually and options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan. See page 3.

(7) Includes options to purchase shares granted under Arrow's Stock Option Plan, options to purchase shares granted under Anthem's stock option plans prior to the acquisition, shares awarded under Arrow's Restricted Stock Plan, and shares allocated under Arrow's Stock Ownership Plan. See page 3.

(8) Includes shares owned individually, options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

     The audit committee of the Board of Directors consists of Mr. King, Mr. Hanson, and Mr. Rosenbloom. The audit committee evaluates and reviews such matters as Arrow's accounting policies, reporting practices, internal audit function, and internal accounting controls. The committee also reviews the scope and results of the audit conducted by Arrow's independent auditors.

     The compensation committee of the Board of Directors consists of Mr. Rosenbloom, Mr. Duval, Mr. King, and Mrs. Mills. The compensation committee approves the salaries and incentive compensation of senior managers, advises the Board generally with regard to other compensation and employee benefit matters, collects information in connection with the evaluation of the performance of the Chief Executive Officer, and approves stock option and restricted stock awards.

     The nominating committee of the Board of Directors consists of Mrs. Mills, Mr. Duval, and Mr. Hanson. Shareholder recommendations for nominees for membership on the Board of Directors will be considered by the nominating committee. Such recommendations may be submitted to the Secretary of Arrow, who will forward them to the nominating committee. The nominating committee is primarily responsible for making recommendations with respect to committee assignments and is also responsible for developing the corporate governance guidelines for Arrow.

     The charitable contributions committee of the Board of Directors consists of Mr. Waddell, Mr. Klatell, and Mr. Throop. The charitable contributions committee reviews community and civic programs and services of educational, environmental, health care, cultural, and other social organizations and approves the charitable contributions to be made by the company.

     Under Arrow's corporate governance guidelines, the independent directors meet at least twice a year in executive session; once under the guidance of the chairman of the compensation committee to evaluate the performance of the Chief Executive Officer and once under the guidance of the chairman of the nominating committee to discuss senior management development and succession.

     During 1998, there were seven meetings of the Board of Directors, four meetings of the audit committee, six meetings of the compensation committee, five meetings of the nominating committee, and one meeting of the charitable contributions committee. All directors attended 75% or more of the meetings of the Board of Directors and the committees on which they served.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation for the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers of the company (the "named executive officers").

                                                                                       LONG-TERM
                                                                                  COMPENSATION AWARDS
                                             ANNUAL COMPENSATION                -----------------------
                                ---------------------------------------------   RESTRICTED   SECURITIES
           NAME AND                                            OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY(1)    BONUS     COMPENSATION(2)   AWARDS(3)    OPTIONS(4)   COMPENSATION(5)
      ------------------        ----   ---------   --------   ---------------   ----------   ----------   ---------------
Stephen P. Kaufman,             1998   $825,000    $200,000       $42,581        $     --      75,000         $9,600
President and Chief             1997    750,000     644,000        58,350         258,000      25,000          9,550
Executive Officer               1996    700,000     689,500        39,625         208,500      80,000(6)       9,250

Francis M. Scricco,             1998    400,000     175,000        72,057         277,875      20,000          4,800
Executive Vice President        1997    133,333     117,000         4,000          64,500       7,000             --
and Chief Operating
Officer(7)

Robert E. Klatell,              1998    425,000     135,000        45,102         154,375      15,000          9,600
Executive Vice President        1997    400,000     168,000        58,868         161,250      15,000          9,550
                                1996    375,000     137,000        46,100         140,738      30,000          9,250

Carlo Giersch,                  1998    568,500          --            --          77,188      10,000             --
Chairman, Spoerle               1997    577,100          --            --         161,250      10,000             --
Electronic                      1996    664,673          --            --         140,738      20,000             --

Betty Jane Scheihing,           1998    330,000     145,000        35,312         138,938      12,500          9,600
Senior Vice President           1997    281,667     229,000        31,188         453,563      42,500          9,550
                                1996    220,000     133,000        23,438         104,250      20,000          9,250

---------------
(1) Includes amounts deferred under retirement plans.

(2) Includes reimbursement of a portion of the tax liability incurred as a result of the vesting of restricted stock awards and auto allowance.

(3) Includes, with respect to compensation in 1998, the fair market value as of the date of grant of stock awards granted in early 1999 in respect of employment during 1998. All of such awards vest in four annual installments of 25%, beginning one year after grant. As of December 31, 1998, the aggregate number and value of unvested restricted stock awards held by Mr. Kaufman, Mr. Scricco, Mr. Klatell, Mr. Giersch, and Mrs. Scheihing, were 14,000 ($373,625), 86,500 ($2,308,469), 9,450 ($252,197), 9,450 ($252,197),
    and 14,375 ($383,633), respectively.

(4) Includes, with respect to 1998, stock options awarded in early 1999 in respect of employment during 1998.

(5) For 1998, includes a contribution by Arrow of $4,800 to Arrow's Stock Ownership Plan for each of Mr. Kaufman, Mr. Klatell, and Mrs. Scheihing and a matching contribution by Arrow of $4,800 to Arrow's Savings Plan for each of Mr. Kaufman, Mr. Scricco, Mr. Klatell, and Mrs. Scheihing.

(6) Includes stock options awarded in early 1997 in respect of employment during 1996.

(7) Mr. Scricco's employment with Arrow commenced September 1, 1997. Compensation for 1997 does not include the value of restricted stock awards ($2,467,500) and the number of stock options (200,000) granted to Mr. Scricco in consideration of the commencement of his employment with Arrow. Compensation with respect to 1998 does not include $105,112 paid to Mr. Scricco in connection with his relocation to Arrow's headquarters, and the value of restricted stock awards ($850,000) and a bonus ($233,000) granted to Mr. Scricco to compensate him for the loss of certain compensation from his previous employer as a result of his employment with Arrow. See also "Certain Transactions" on page 17.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants during 1998 and in early 1999 in respect of employment during 1998.

                                        INDIVIDUAL GRANTS
                        --------------------------------------------------
                        NUMBER OF    % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                        SECURITIES    OPTIONS                                      AT ASSUMED RATES OF
                        UNDERLYING   GRANTED TO                                 STOCK PRICE APPRECIATION
                         OPTIONS     EMPLOYEES    EXERCISE OR                      FOR OPTION TERM(3)
                         GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   -------------------------------
         NAME             (#)(1)        YEAR       ($/SH)(2)       DATE            5%              10%
         ----           ----------   ----------   -----------   ----------   --------------   --------------
Stephen P. Kaufman         75,000       6.4%       $15.4375         3/3/09   $    2,102,520   $    4,033,725
Francis M. Scricco         20,000       1.7         15.4375         3/3/09          560,672        1,075,660
Robert E. Klatell          15,000       1.3         15.4375         3/3/09          420,504          806,745
Carlo Giersch              10,000        .9         15.4375         3/3/09          280,336          537,830
Betty Jane Scheihing       12,500       1.1         15.4375         3/3/09          350,420          672,288
All shareholders              N/A       N/A             N/A            N/A    1,604,983,779    4,067,349,977
                                                                Various in
                                                                  2008 and
All optionees(4)        1,165,120       100         15.9050           2009       32,117,814       62,118,955
All optionees value as
  a percent of all
  shareholders value          N/A       N/A             N/A            N/A               2%             1.5%

---------------
(1) All of such grants become exercisable in four annual installments, commencing on the first anniversary of the date of grant and expire 10 years after the date of the grant.

(2) All at fair market value at date of grant.

(3) Represents gain that would be realized assuming the options were held for the entire 10 year option period and the stock price increased at annual compounded rates of 5% and 10%. Potential realizable values for shareholders are based on 95,628,100 shares outstanding at December 31, 1998 from a base price of $26.6875 per share. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Does not include 1,050,760 options granted in October 1997 to all employees of Arrow's North American operations below the level of vice president, which were repriced on December 14, 1998 from $27.50 to $22.5625.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during 1998 by each of the named executive officers and the year-end value of their unexercised options. None of the named executive officers exercised any stock options during 1998.

                                                          NUMBER OF             VALUE OF
                                                         UNEXERCISED          UNEXERCISED
                                                         OPTIONS AT           IN-THE-MONEY
                                                           FISCAL              OPTIONS AT
                               SHARES                    YEAR-END(1)       FISCAL YEAR-END(1)
                              ACQUIRED                -----------------    ------------------
                                 ON        VALUE        EXERCISABLE/          EXERCISABLE/
           NAME               EXERCISE    REALIZED      UNEXERCISABLE        UNEXERCISABLE
           ----               --------    --------    -----------------    ------------------
Stephen P. Kaufman              --          --        1,327,500/103,750    $8,111,925/843,750
Francis M. Scricco              --          --           51,750/175,250           -- /225,000
Robert E. Klatell               --          --          171,750/ 26,250     1,512,000/168,750
Carlo Giersch                   --          --           42,500/ 17,500       127,500/112,500
Betty Jane Scheihing            --          --          100,625/ 44,375       644,688/140,625

---------------
(1) Includes stock options awarded in early 1999 in respect of employment during 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     A primary role of the compensation committee (the "committee") is to oversee compensation practices for Arrow's senior executive officers. The committee's responsibilities include reviewing salaries, benefits, and other compensation of Arrow's senior managers and making recommendations to the full Board of Directors with respect to these matters. The committee is comprised entirely of Board members who are independent, non-employee directors of the company.

     The committee's primary objective in establishing compensation programs and levels for Arrow's key executive officers is to support Arrow's goal of maximizing the value of shareholders' interests in Arrow. To achieve this objective, the committee believes it is necessary to:

     -- Set levels of base compensation that will attract and retain superior executives in a highly competitive environment.

     -- Encourage long-term decision making that enhances shareholder value by emphasizing grants of stock options and restricted stock, thereby creating a direct link between shareholder value creation and executive compensation.

     -- Provide incentive compensation that varies directly with both company performance and individual contribution to that performance.

COMPONENTS OF COMPENSATION

  Base Salary

     The committee annually reviews each executive officer's base salary. The factors which influence committee determinations regarding base salary include: prevailing levels of pay among executives of the larger companies in the peer group reflected in the graph on page 14, internal pay equity considerations, level of responsibilities, prior experience, breadth of knowledge, and job performance. For specialized functions, the committee also takes into account compensation levels in other industries from which Arrow recruits executives. Base salaries for Arrow executives are generally competitive with base salaries at comparable companies. The base salaries of senior executive officers of Arrow are slightly above the median of those for the identified peer group, because, with one exception, Arrow is significantly larger than those companies. Arrow also has substantial sales outside North America, and only one other company included within the peer group has significant operations outside North America. Therefore, the committee believes, again with one exception, that Arrow requires greater breadth of management skills and experience to manage successfully its larger and more complex business.

     In conducting its salary deliberations, the committee does not strictly tie senior executive base pay to a defined competitive standard. Rather, the committee elects to maintain flexibility so as to permit salary recommendations that best reflect the individual contributions made by the company's top executives. Each of the named executive officers has an employment agreement which provides for a minimum base salary. See page 15.

     The committee values highly Mr. Kaufman's breadth of knowledge and recognizes his significant contribution to the success of Arrow. In 1998, Mr. Kaufman's base salary was increased to $825,000 in recognition of the quality of his leadership of the company and its industry.

  Annual Incentives

     Arrow's Chief Executive Officer Performance Bonus Plan, a five-year plan which was adopted in 1994 (the "1994 CEO Bonus Plan"), provides for a performance-based bonus for Arrow's chief executive officer based upon target level earnings per share and target level return on shareholders' equity. The purpose of the 1994 CEO Bonus Plan is to enable Arrow to motivate the chief executive officer to achieve strategic financial and operating objectives, reward his contribution toward improvement in financial performance as measured by the earnings per share and return on equity of Arrow, provide the chief executive officer with an additional incentive to contribute to the success of Arrow and to offer a total compensation package that is competitive in the industry and includes a bonus component which is intended to qualify as performance-based compensation deductible to Arrow under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1994 CEO Bonus Plan sets forth a pre-established bonus formula and sets an annual performance goal pursuant to which the committee can objectively calculate the chief executive officer's potential annual cash bonus for each service year with Arrow. For 1998, Mr. Kaufman received a bonus payment of $200,000, of which $16,500 was determined pursuant to the 1994 CEO Bonus Plan formula. The remainder represents the committee's discretionary award in recognition of Arrow's North American realignment and its sustained profitability and continued growth in the face of difficult market conditions.

     The company has adopted the Arrow Electronics, Inc. Chief Executive Officer 1999 Performance Bonus Plan (the "1999 CEO Bonus Plan"), subject to shareholder approval, to replace the 1994 CEO Bonus Plan. The purpose of the 1999 CEO Bonus Plan is the same as that of the 1994 CEO Bonus Plan, and it provides for a performance-based bonus for Arrow's chief executive officer based upon target level net income and the ratio of sales to average net working capital of Arrow. The 1999 CEO Bonus Plan sets forth a pre-established bonus formula based upon annual performance goals which establishes the maximum bonus that may be paid in each year to the chief executive officer. The committee has the discretion to determine the actual amount of the bonus to be paid, which amount may not exceed the maximum bonus calculated under the bonus formula. See page 17.

     Each year, for other executive officers of Arrow, management -- in consultation with the committee -- establishes short-term financial goals which relate to one or more indicators of corporate financial performance. For 1998, the short-term incentive award opportunity was contingent upon Arrow attaining specified levels of sales, profitability, and asset utilization.

     Incentive targets are established for participating executives under the Management Incentive Compensation Plan ("MICP") based on the participant's level and breadth of responsibility, potential contribution to the success of the company, and competitive considerations. The participant's actual award is determined at the end of the year based on Arrow's actual performance against the predetermined financial goals, as well as the attainment of specific individual goals or contributions to Arrow's success.

     For 1998, the level of achievement by the participating named executive officers did not exceed 30% of the targets established under the MICP. In light of Arrow's North American realignment and difficult market conditions, however, the committee concluded that MICP payments in respect of 1998 should not be less than 50% of established targets. The MICP awards earned by the participating named executive officers averaged 39% of their respective salaries.

  Long-Term Incentives

     Arrow reinforces the importance of producing satisfactory returns to shareholders over the long-term through the operation of its Stock Option Plan and its Restricted Stock Plan. Stock option and restricted stock awards provide executives with the opportunity to acquire an equity interest in Arrow and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of Arrow's shares.

     Option exercise prices are equal to 100% of the fair market value of Arrow's shares on the date of option grant. Options granted after May 1, 1997 are exercisable in four annual installments. Prior thereto, options were exercisable in three installments. This ensures that participants will derive benefits only as shareholders realize corresponding gains over an extended time period. Options have a maximum term of 10 years.

     Restricted stock is granted to participants in order to help foster a shareholder perspective among the participants. A long-term focus is encouraged and executive retention is reinforced through the four-year vesting schedule to which shares of restricted stock are subject.

     Each year, the committee reviews the history of stock option and restricted stock awards and makes grant decisions based on the committee's assessment of each individual executive's contribution and performance during the year and on competitive compensation practices in comparable companies. The grants to Mr. Kaufman and each of the other named executive officers in respect of 1998 are consistent with grants in prior years relative to Arrow's performance and the individual's contributions, and represent Arrow's continued emphasis on executive compensation which is linked to increases in the value of Arrow's stock. In respect of 1998, Mr. Kaufman was granted 75,000 stock options, comprising a grant of 25,000 options, equivalent to his 1997 award, plus 50,000 additional options in lieu of restricted stock.

SUMMARY

     Each year, the Board of Directors and the committee review all elements of cash and noncash compensation paid to the executive officers of Arrow. The committee manages all elements of executive pay in order to ensure that pay levels are consistent with Arrow's compensation philosophies. In addition, the Board of Directors and the committee administer Arrow's long-term executive compensation programs to ensure that Arrow's objectives of linking executive pay to improved financial performance and increased shareholder value continue to be fostered.

Richard S. Rosenbloom, Chairman
Daniel W. Duval
Roger King
Karen Gordon Mills

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG ARROW ELECTRONICS, INC., S&P 500 STOCK INDEX &
                         ELECTRONICS DISTRIBUTOR INDEX

     The following graph compares the performance of Arrow for the periods indicated with the performance of the Standard & Poor's 500 Stock Index and the average performance of a group consisting of Arrow's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Avnet, Inc., Bell Industries, Inc., Bell Microproducts, Inc., Marshall Industries, and Pioneer-Standard Electronics, Inc. The graph assumes $100 invested on December 31, 1993 in Arrow, the S&P 500 Stock Index, and the peer companies group. Total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

Measurement Period                                                           ELECTRONICS DISTRIBUTOR
(Fiscal Year Covered)                                     ARROW                       INDEX                S&P 500 STOCK INDEX
---------------------                                     -----              -----------------------       -------------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    86.00                      104.00                       98.00
'1995'                                                   103.00                      125.00                      132.00
'1996'                                                   128.00                      148.00                      159.00
'1997'                                                   155.00                      162.00                      208.00
'1998'                                                   128.00                      142.00                      264.00

DIRECTORS' COMPENSATION

     The members of the Board of Directors who are not employees receive an annual fee of $30,000 for the term expiring in May 1999 and a fee of $1,000 for each Board of Directors or committee meeting attended. Each non-employee director serving as chairman of any committee receives an additional annual fee of $3,000.

     Under the Arrow Non-Employee Directors Stock Option Plan, each non-employee director joining the Board receives an option to purchase 15,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant. Pursuant to such plan, on the date following each annual meeting of shareholders, each non-employee director then serving on the Board will receive, under the plan, an option to purchase 4,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant.

     Pursuant to the Arrow Non-Employee Directors Stock Option Plan, on January 25, 1999 Mr. Perry received an option to purchase 15,000 shares of Arrow common stock having an exercise price equal to $17.4375. As of 1998, Mr. Waddell became a non-employee director and, as such, received an option to purchase 4,000 shares of Arrow common stock having an exercise price equal to $27.50.

     Under the Arrow Non-Employee Directors Deferral Plan, a percentage of the annual retainer payable to each non-employee director may be withheld by Arrow and paid upon the non-employee director's termination from the Board of Directors. Unless a non-employee director makes a contrary election, 50 percent of the non-employee director's annual retainer fee will be deferred under the plan. Each non-employee director may elect a different percentage or elect not to defer any portion of his or her annual retainer fee. Amounts that are deferred under the plan will be converted into phantom share units of Arrow common stock and the phantom share units will be credited to a recordkeeping account in the name of the non-employee director. Until the time that the phantom share units are paid out, the non-employee director's account will be adjusted to reflect any dividends paid on Arrow common stock. Upon the termination of service on the Board, each whole phantom share unit credited to the non-employee director's account will be converted into one share of common stock and each fractional phantom share unit will be converted into cash.

EMPLOYMENT AGREEMENTS

     In February 1995, Mr. Kaufman entered into a new employment agreement with Arrow terminating December 31, 2001, which provides for an annual base salary of not less than $650,000 through June 30, 1998, during which period Mr. Kaufman will serve as Chairman of the Board and Chief Executive Officer of Arrow, and not less than $400,000 thereafter. As part of entering into the new agreement, Mr. Kaufman received options to purchase 1,000,000 shares of Arrow common stock which became exercisable in three equal annual installments commencing on the first anniversary of the date of grant, at an exercise price of $20.575 for those options exercisable on the first anniversary of the grant, $21.41 for those exercisable on the second anniversary, and $22.28 for those exercisable on the third anniversary. All such options expire 10 years after the date of grant.

     Mr. Scricco has an employment agreement with Arrow terminating at any time after September 1, 2000, on not less than 12 months notice. The employment agreement provides for a minimum base salary of $400,000 per year.

     Mr. Klatell has an employment agreement with Arrow terminating on January 1, 2001, which is subject to renewal from year to year unless either Arrow or Mr. Klatell elects not to renew. The employment agreement provides for a minimum base salary of $425,000 per year.

     Mr. Giersch has an employment agreement with Spoerle Electronic terminating on his 65th birthday (subject to earlier termination by either Spoerle Electronic or Mr. Giersch upon six months written notice), which provides for an annual base salary of not less than 700,000 deutsche marks ($398,000, based on the average exchange rate during 1998), with annual adjustments in the same proportion in which salaries of the employees of Spoerle have been adjusted in the preceding year.

     Mrs. Scheihing has an employment agreement with Arrow terminating on December 31, 1999, which is subject to renewal from year to year unless either Arrow or Mrs. Scheihing elects not to renew. The employment agreement provides for a minimum base salary of $315,000 per year.

EXTENDED SEPARATION BENEFITS

     Arrow maintains a broad-based program to shelter employees at all levels from any adverse consequences which might result from a change in control of the company. A change in control is defined in the program to include any person becoming the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of Arrow's voting securities or the occurrence of certain changes in the constitution of the Board of Directors. Pursuant to a policy adopted by the Board of Directors in 1988 and reaffirmed in 1998, the period of salary continuation normally extended to employees whose employment is terminated as a result of a workforce reduction or reorganization (which period ranges from two to 12 weeks depending upon length of service with Arrow) is tripled if employment is terminated by the company (other than for cause) as a result of a change in control. During 1998, Arrow entered into one-year employment agreements with approximately 325 management-level employees, pursuant to which among other matters, such employees will receive one year's compensation and continuation for up to one year of medical and life insurance benefits if their employment is terminated by the company (other than for cause) within 12 months following a change in control. Arrow also has agreements with approximately 20 divisional and group vice presidents who are not executive officers, which provide such vice presidents with two times their annualized includible compensation (as defined in the Code) and continuation for up to three years of medical, life, and other welfare benefits if their employment is terminated by the company (other than for cause), if their responsibilities or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change in control. Similar agreements provide the executive officers with three times their annualized includible compensation and continuation for up to three years of their benefits if their employment is terminated by the company (other than for cause approved by three-fourths of the directors then serving), if their responsibilities or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change in control. The amounts payable pursuant to such agreements to the executive officers (other than Messrs. Kaufman and Klatell) and to the other vice presidents will be reduced, if necessary, to avoid excise tax under Section 4999 of the Code.

UNFUNDED PENSION PLAN

     Arrow maintains the Unfunded Pension Plan for Selected Executives of Arrow Electronics, Inc. (the "SERP"). Under the SERP, the Board of Directors determines those employees who are eligible to participate in the SERP and the amount of their maximum annual pension upon retirement on or after attaining age
60. Of the named executive officers, Mr. Kaufman, Mr. Scricco, Mr. Klatell, and Mrs. Scheihing have been designated by Arrow as participants in the SERP with maximum annual pensions of $300,000, $125,000, $250,000, and $250,000, respectively. If a designated participant retires between the ages of 55 and 60, the amount of the annual pension is reduced as provided in the SERP. In addition, if there is a change of control of Arrow and the employment of a designated participant who is at least age 50 with 15 years of service is involuntarily terminated other than for cause or disability, or such participant terminates employment for good reason, the participant will receive the maximum annual pension.

CERTAIN TRANSACTIONS

     In March 1999, Arrow acquired the remaining 10% interest in Spoerle Electronic from Mr. Giersch at a cost of 69,650,900 deutsche marks ($38,354,000, based on the exchange rate on the date of payment). As a result, Spoerle Electronic is now a wholly-owned subsidiary of Arrow.

     Spoerle Electronic leases certain of its premises from a partnership in which Mr. Giersch's wife, directly or indirectly, has the entire beneficial interest, and paid aggregate rentals of 4,720,000 deutsche marks ($2,683,000, based on the average exchange rate during 1998) to the partnership during 1998. The management of Spoerle Electronic believes that such rentals are at fair market value.

     In 1998, Arrow Electronics China Ltd. entered into an agreement with Hao Mao Engineering Company, Ltd., a Singapore corporation in which Mr. King has a beneficial interest and of which he is a director, pursuant to which Hao Mao acts as a broker for the import of certain goods by Arrow Electronics China into Singapore and receives commissions for its services. Such commissions amounted to approximately $17,000 in 1998 and $97,000 year to date in 1999.

     In connection with Mr. Scricco's relocation to Arrow's headquarters, Mr. Scricco received from Arrow non-interest bearing loans in the aggregate amount of $1,069,039 to assist in the purchase of his new residence. The loans are partially secured by a mortgage on his new residence and are to be repaid from the proceeds of the sale of his prior residence.

                            PROPOSED ADOPTION OF THE
                            CHIEF EXECUTIVE OFFICER
                          1999 PERFORMANCE BONUS PLAN

     In 1998, the compensation committee (the "committee") of the Board of Directors recommended to the Board of Directors the adoption of the 1999 CEO Bonus Plan, subject to shareholder approval. The Board of Directors subsequently ratified the committee's recommendation and determined to submit the 1999 CEO Bonus Plan to the shareholders. The shareholders are now requested to approve the adoption of this 1999 CEO Bonus Plan.

     The summary of the 1999 CEO Bonus Plan which follows is subject to the specific provisions contained in the official text.

PURPOSE

     The purpose of the 1999 CEO Bonus Plan is to motivate the company's Chief Executive Officer ("CEO"), through awards of annual cash bonuses, to achieve strategic, financial and operating objectives, reward the CEO's contribution toward improvement in financial performance as measured by the growth in Arrow's net income and the ratio of sales to average net working capital of Arrow, provide the CEO with an additional incentive to contribute to the success of the company and offer a total compensation package that is competitive in the industry and includes a bonus component which is intended to qualify as performance-based compensation deductible by the company under the Internal Revenue Code of 1986, as amended (the "Code").

     The 1999 CEO Bonus Plan is intended to provide a special incentive for the CEO to increase the profits of Arrow and the return to shareholders by rewarding superior performance by the CEO with an annual cash bonus. Accordingly, the CEO's maximum potential cash bonus is calculated pursuant to a pre-established formula which is applied by the committee against specified measures of corporate performance.

ADMINISTRATION

     The 1999 CEO Bonus Plan is administered by the committee, the members of which are currently "disinterested persons" as such term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The members of the committee also qualify as "outside directors" as that term is defined in treasury regulations (the "Regulations") issued by the Internal Revenue Service under Section 162(m) of the Code. No committee member is eligible to receive any bonus award under the 1999 CEO Bonus Plan. Under the 1999 CEO Bonus Plan, the committee calculates the maximum bonus that may be paid in each year to the CEO in accordance with a pre-established bonus formula based upon annual performance goals. Based upon certain subjective factors, as discussed below, the committee has the discretion to determine the actual amount of the bonus to be paid to the CEO, which amount may not exceed the maximum bonus calculated under the bonus formula.

DISCONTINUANCE, TERMINATION OR AMENDMENT

     Except as permitted by Section 162(m) of the Code, the committee does not have the authority to modify the material terms of the pre-established performance goal, which is based upon the company's net income and the ratio of sales to average net working capital of the company, nor may it modify the bonus formula or the eligibility requirements of the 1999 CEO Bonus Plan without majority shareholder approval in accordance with Section 162(m) of the Code. The committee may discontinue the 1999 CEO Bonus Plan at any time and may determine to reduce or eliminate a bonus in any year. The 1999 CEO Bonus Plan terminates on December 31, 2003.

CALCULATION OF MAXIMUM BONUS AWARD

     The formula which establishes the maximum bonus that may be payable under the 1999 CEO Bonus Plan consists of the following calculations. On or before December 31 of the year preceding a service year or by such later date as is permitted by Section 162(m) of the Code (the "Determination Date"), the committee will determine the maximum bonus for that service year which shall equal 1% times Net Income (as defined below) for the service year in excess of the Target Level

Net Income, plus, so long as Net Income for the service year exceeds the Target Level Net Income, the product of (i) an amount determined by the committee (the "Base Factor") for such service year and (ii) a fraction, the numerator being the Sales (as defined below) for such service year and the denominator being the Average Net Working Capital (as defined below) for such service year.

     The amount calculated pursuant to the bonus formula may be reduced (but not increased) by the committee based upon any additional corporate performance or individual performance factors or other factors, circumstances or events which the committee deems relevant. Such reductions are not mandated by the 1999 CEO Bonus Plan and are within the committee's sole discretion.

     Target Level Net Income and the Base Factor for each service year are determined by the committee prior to the Determination Date of such service year based upon information provided to the committee by management. For 1999 the Target Level Net Income is $50,000,000 and the Base Factor is $100,000. Net Income is defined as the consolidated net income of the company for a particular service year computed in accordance with generally accepted accounting principles, as reported in the company's audited financial statements, and as adjusted by the committee to omit the effects of nonrecurring items or extraordinary items. Sales is defined as the gross operating sales revenue generated by the company, on a consolidated basis, computed in accordance with generally accepted accounting principles, as reported in the company's audited financial statements. Average Net Working Capital is defined as the average Monthly Net Working Capital (as defined below) for the period commencing on and including the month preceding the service year and ending on the last day of such service year. Monthly Net Working Capital is defined as (a) the sum of the company's accounts receivable and inventory amounts as of the last business day of the relevant month, less (b) the company's accounts payable amounts as of the last business day of such month, with all such amounts being net of reserves (where appropriate) and determined in accordance with such generally accepted accounting principles.

NEW PLAN BENEFITS

     The benefits payable in the future under the 1999 CEO Bonus Plan are not currently determinable. If Net Income, Sales, and Average Net Working Capital for 1999 equal those achieved in 1998, application of the above-described bonus formula, the 1999 Target Level Net Income, and the Base Factor would have produced a maximum 1999 bonus under the 1999 CEO Bonus Plan, before the exercise of any discretion by the committee, of $1,420,000 for Mr. Kaufman. In no event shall the CEO be entitled to receive a bonus under the 1999 CEO Bonus Plan for any fiscal year of the company in excess of $5,000,000.

PAYMENT OF BONUS AWARDS

     Payment of the CEO's bonus award for a particular service year shall be made in cash, less applicable withholding taxes, in the following year as soon as practicable after the completion of the committee's computation and certification with respect to the award. No bonus award under the 1999 CEO Bonus Plan is permitted to be paid unless the committee has certified that based upon the bonus formula, the Net Income for the service year exceeds the Target Level Net Income for such service year. Such certification must be made in writing by the committee or set forth in the approved minutes of the committee.

     If a CEO is first employed between February 1 and September 30 of a service year, such CEO will be eligible under the plan to receive a pro rata portion of the bonus award (less any discretionary reductions) based on the length of time employed during the year. Except as otherwise provided in the 1999 CEO Bonus Plan, if the CEO retires, becomes disabled or terminates employment with the company during a given year, he or she is eligible to be paid after completion of the year a pro rata portion of the bonus (less any discretionary reductions) as determined by the committee under the bonus formula.

REASONS FOR SHAREHOLDER APPROVAL

     The company desires to deduct from its corporate income, for the purpose of computing the company's federal corporate income tax liability, certain compensation received by the CEO from the company, including any bonus award under the 1999 CEO Bonus Plan. Under Section 162(m) of the Code, the deduction from corporate income for salaries or other compensation will generally be disallowed for compensation in excess of $1,000,000 per annum paid to a "covered employee". A "covered employee" is defined in Section 162(m) of the Code to include, among others, the CEO of a corporation, the securities of which are publicly traded. Section 162(m) of the Code applies to taxable years commencing on or after January 1, 1994.

     Performance-based compensation is not subject to the $1,000,000 cap on deductibility if certain requirements are met. Performance-based compensation payable to a "covered employee" may be deducted by a publicly-traded corporation where the payment is made solely upon the attainment by the covered employee of "pre-established goals", the performance goals are set by a committee of the board of directors comprised solely of two or more "outside directors" and disclosure of the performance goals and other material terms of the compensation arrangement is made to shareholders of the corporation who thereafter approve the performance goals and the other material terms of the arrangement. In addition, before any payments of performance-based compensation are made, such committee must certify that the performance goals and other material terms of the arrangement have been satisfied.

     The company has reviewed Section 162(m) of the Code and the Regulations and believes that for fiscal year 1999 awards under both the 1999 CEO Bonus Plan should qualify as performance-based compensation for the CEO.

     In the event the shareholders of the company ratify the 1999 CEO Bonus Plan, including the above-described performance goal and bonus formula, Arrow intends to deduct any bonus paid to the CEO for the purpose of determining the company's corporate income tax liability for company tax years ending on or after December 31, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

     The affirmative vote of the holders of a majority of the shares of common stock cast at the Annual Meeting is required for approval of the 1999 CEO Bonus Plan. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the adoption of the 1999 CEO Bonus Plan.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The shareholders will be asked to ratify the appointment of Ernst & Young LLP as Arrow's independent auditors for 1999. Arrow expects that representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and that such representatives will be available to answer appropriate inquiries raised at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Arrow anticipates that the next Annual Meeting of Shareholders will be held on or about May 17, 2000. In order to be eligible for inclusion in Arrow's proxy statement and proxy for such meeting, proposals of shareholders must be received by Arrow on or before December 3, 1999.

                                 OTHER MATTERS

     Management does not expect any matters to come before the meeting other than those to which reference is made in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                          By Order of the Board of Directors,

                                               Robert E. Klatell
                                                   Secretary

PROXY


                            ARROW ELECTRONICS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 12, 1999

     The undersigned hereby appoints Stephen P. Kaufman, Robert E. Klatell, and John C. Waddell, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 12, 1999, at 11:00 a.m., prevailing local time, at the offices of the corporation, 25 Hub Drive, Melville, New York, or any adjournments thereof, as set forth on the reverse hereof:

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------
FOLD AND DETACH HERE



YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF TWO WAYS:

          1. Call toll free 1-800-840-1208 on a touchtone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                  or

          2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

              Please mark your votes as indicated in this example  [X]

                                                                  FOR   WITHHOLD
1. Authority to vote FOR the election of directors in accordance
   with the accompanying Proxy Statement.                         [ ]     [ ]

NOMINEES:
01 Daniel W. Duval       02 Carlo Giersch     03 John N. Hanson
04 Stephen P. Kaufman    05 Roger King        06 Robert E. Klatell
07 Karen Gordon Mills    08 Barry W. Perry    09 Richard S. Rosenbloom
10 Robert S. Throop      11 John C. Waddell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

                                                        FOR    AGAINST   ABSTAIN
2. Approval of the adoption of the Arrow Electronics,
   Inc. Chief Executive Officer 1999 Performance
   Bonus Plan.                                          [ ]      [ ]       [ ]

                                                        FOR    AGAINST   ABSTAIN
3. Ratification of the appointment of Ernst & Young as
   independent auditors of the books and accounts of
   Arrow for the fiscal year ending December 31, 1999.  [ ]      [ ]       [ ]

4. In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS BEING SOLICITED BY THE MANAGEMENT AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS DESCRIBED IN ITEMS 2 AND 3 ABOVE AND OTHERWISE IN ACCORDANCE WITH THEIR DISCRETION.

*** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

                                        DATE_____________________/_________/1999

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature, if Jointly Held

                                        IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE
                                        OR IN OTHER REPRESENTATIVE CAPACITY,
                                        PLEASE SIGN NAME AND TITLE.


--------------------------------------------------------------------------------
                         FOLD AND DETACH HERE


       [TELEPHONE GRAPHIC] VOTE BY TELEPHONE [TELEPHONE GRAPHIC]
                    QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1. To vote as the Board of Directors recommends on ALL proposals:
           Press 1.

         WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2. If you choose to vote on each proposal separately, press 0. You will hear these instructions:

   Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

               To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

   Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The instructions are the same for all remaining proposals.

         WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

     PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE.

            CALL ** TOLL FREE ** ON A TOUCHTONE TELEPHONE
                      1-800-840-1208 -- ANYTIME
               There is NO CHARGE to you for this call.